                                                                    EXHIBIT 10.7



                  Lease dated as of August 8, 1990 between Riverhill Radiation Realty Associates and Arthur D. Brimberg, M.D., P.C.

                  Landlord hereby leases the "Premises" (as defined below) to Tenant and the parties agree with each other as follows:



                      ARTICLE I   THE PARTIES AND DEFINITIONS
                      ---------   ---------------------------


Section 1.01      The Parties.
------------      ------------

                  (a) Riverhill Radiation Realty Associates is a New York partnership. It has an address at 87 Bedford Road, Katonah, New York 10586. It is referred to in this instrument as "Landlord".

                  (b) Arthur D. Brimberg, M.D., P.C. is a New York professional corporation. It has an address at 17 Waters Edge, Rye, New York 10530. It is referred to in this instrument as "Tenant".

Section 1.02      Definitions.
------------      ------------

                  As used in this instrument, the following words and phrases have the following definitions:

                  (a) "Additional Rent" means the rent payable under Section
2.04.

                  (b) "Award" means the award for or proceeds of any Taking less all expenses in connection therewith including attorneys reasonable fees.

                  (c) "Basic Rent" means the rent payable under Section 2.03.

                  (d) "Carrying Charges" means the monthly payments due from time to time on account of the principal and interest with respect to a Financing Mortgage and the debt secured thereby. The monthly payments may be interest only, may be combined payments of principal and interest and may include, in part, interest payable at a variable rate. Carrying Charges shall not include any lump sum balloon principal payment due under a first Mortgage upon its maturity.

                  (e) "Condominium" means the condominium known as Riverhill Professional Pavilion whose address is 970 North

Broadway, Yonkers, New York. The location of the Condominium is more particularly described on Exhibit A.

                  (f) "Condominium Board" means the Condominium Board of the Condominium.

                  (g) "Commencement Date" means the earlier to occur of the (i) "Outside Date", (ii) the date upon which each of the "Prerequisite Events" shall have occurred; or (iii) the date on which Tenant or "Tenant's Shareholder" (as defined below) shall commence to treat patients at the Premises with the Equipment.

                  (h) "Equipment" means the equipment and related installations described in Exhibit B of the Lease and any replacements for, additions to or modifications of that equipment.

                  (i) "Equipment Lease" means the lease for the Equipment.

                  (j) "Event of Default" means an event specified in Section
5.01.

                  (k) "Expiration Date" means the last day of the month in which the twentieth (20th) anniversary of the Commencement Date occurs. If this instrument is terminated prior to the originally fixed Expiration Date, then the date on which the Lease is terminated shall be the Expiration Date.

                  (l) "Financing Mortgage" means a Mortgage or combination of Mortgages which Landlord may grant from time to time having an aggregate principal balance of no more than Seven Hundred Thousand ($700,000.00) Dollars which shall be initially granted by Landlord to finance the purchase of the Premises and the cost of Landlord's Work and any replacements, substitutes, consolidations or extensions of a Financing Mortgage. A Financing Mortgage may be a first Mortgage or a junior Mortgage. A Financing Mortgage may be granted by Landlord to a party affiliated with Landlord provided that the rate of interest thereunder is the prevailing current market rate at the time it is granted and the scheduled amortization of principal shall be based upon a period of at least twenty (20) years.

                  (m) "Insurance Proceeds" means the proceeds received on insurance policies required by Section 4.06.

                  (n) "Landlord's Work" means the work described on Exhibit C of this Lease.

                  (o) "Mortgage" means any mortgage, modification of mortgage, spreading agreement, consolidation agreement or deed of trust which is a lien upon the Landlord's interest in all or any portion of the Premises.

                  (p) "Mortgagee" means the holder of a Mortgage.

                  (q) "Outside Date" means April 1, 1991.

                  (r) "Premises" means Units 101 and 102 and parking space unit C-16 of the Condominium together with the undivided interest in the common elements of the Condominium applicable to each such unit. Any provisions of this instrument with respect to the Premises shall apply to any part of the Premises as well as to all of the Premises. Reference to the Premises also includes all improvements made to those units by Landlord and all furnishing, furniture and equipment supplied by Landlord as part of Landlord's Work.

                  (s) "Prerequisite Events" means each of the following: (i) a certificate of occupancy or a temporary certificate of occupancy (or its equivalent) shall be issued for a medical office at the Premises; (ii) Landlord's Work shall be substantially completed; (iii) the Equipment shall be installed and placed in working order; and (iv) the necessary approvals and licenses for the operation of the Equipment shall be issued.

                  (t) "Repair" includes the words "and restore", "or restore", "and restoration" and "or restoration", as the case may be.

                  (u) "Taking" means the taking of, or damage to, all or part of the Premises as the result of the exercise of any power of eminent domain or purchase under threat thereof or a change of grade of any street abutting the Premises.

                  (v) "Taking Date" means, with respect to any Taking, the date upon which the condemning authority shall have the legal right of possession of all or part of the Premises.

                  (w) Words denoting one gender include the other genders. The singular includes the plural. The plural includes the singular. "Including" means including without limiting the generality of the foregoing.

Section 1.03      Communications.
------------      ---------------

                  Notices, requests, consents, and other communications shall be effective only if in writing and mailed by registered or certified mail, postage prepaid, addressed as follows:

                  (a) if intended for Landlord, at its address set forth in subsection 1.01(a) or such other address as Landlord designates;

                  (b) if intended for Tenant, at its address set forth in subsection 1.01(b) and the Premises or such other address as Tenant designates.

Section 1.04      Attorneys and Agents.
------------      ---------------------

                  Any person may act under this Lease by its attorney or agent appointed by an instrument executed by the person.

Section 1.05      Corporate Action.
------------      -----------------

                  Any certificate, document or other instrument to be executed under this Lease by a corporation shall be executed by the Chairman of its Board of Directors, its President, a Vice President, or its Treasurer, and shall have affixed its corporate seal, attested by its Secretary, an Assistant Secretary or an Assistant Treasurer. The authority for any action taken under this Lease on behalf of a corporation may be evidenced by a copy of a resolution, certified by its Secretary or an Assistant Secretary to have been duly adopted by its Board of Directors.

Section 1.06      Exhibits.
------------      ---------

                  The Exhibits referred to in this Lease are attached to this Lease and shall be considered a part of it.

Section 1.07      Method of Payment.
------------      ------------------

                  All amounts payable under the provisions of this Lease shall be payable in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

Section 1.08      Broker.
------------      -------

                  Landlord and Tenant each hereby represents to the other that it did not deal with any real estate broker with regard to the transaction set forth in this Lease.



                        ARTICLE II   THE TERM AND THE RENT
                        ----------   ---------------------


Section 2.01      The Initial Term.
------------      -----------------

                  The Term of this Lease shall commence on the Commencement Date. The Term of this Lease shall expire on the Expiration Date.

Section 2.02      Short Form Lease.
------------      -----------------

                  At the request of either party, the other party shall execute a short form lease or memorandum of lease in proper form for recording. The short form lease may contain any provision of this instrument at the option of either party except that the short form lease shall not include any portion of Sections 2.03 through 2.05.

Section 2.03      Basic Rent.
------------      -----------

                  (a) Tenant shall pay Basic Rent to Landlord at the annual rate determined in accordance with subsection 2.03(d).

                  (b) Basic Rent shall be paid by good check made to the order of Landlord or as Landlord may direct. Basic Rent payments shall be placed in the United States mail addressed to Landlord at the place where notices to Landlord are required to be directed or to such other place as Landlord may designate by giving notice to Tenant. Basic Rent shall be paid without setoff, counterclaim or deduction.

                  (c) (i) Basic Rent shall be payable in equal monthly installments. Each installment of Basic Rent shall be due in advance. The first installment of Basic Rent shall be paid on the Commencement Date and each subsequent installment shall be paid on the first day of each subsequent month during the term.

                           (ii)  If the Commencement Date is other than the
first day of a month or if the Expiration Date is other than the last day of a month, Basic Rent for the month in which the Commencement Date occurs or the month in which the Expiration Date occurs shall be prorated equitably.

                  (d) (i) After Landlord notifies Tenant that Landlord has granted a Financing Mortgage, the annual rate of Basic Rent shall be the annual rate of Carrying Charges under the Financing Mortgage.

                           (ii)  Tenant may elect to defer a portion of the
Basic Rent as provided for in Section 2.07.

                           (iii) The parties recognize that the annual rate
of Basic Rent may fluctuate based upon fluctuations in the annual Carrying Charges. Landlord shall notify Tenant at the time there shall be a change in the Carrying Charges.

                  (e) Upon the request Of any party, the parties shall confirm, by a statement signed by each of them, the annual rate of Basic Rent payable under this Lease as of the date of the statement.

Section 2.04      Taxes.
------------      ------

                  (a) (i) Tenant shall pay all taxes, assessments and other governmental charges which shall arise, be levied or assessed in connection with the ownership, possession or use of the Premises.

                           (ii) This obligation shall not extend to income
taxes, excess profits taxes, inheritance taxes or estate taxes payable by Landlord. However, if any tax or assessment is imposed in lieu of or in substitution for the method of taxation and assessment of the Premises in effect on the date of this Lease, Tenant shall pay the substitute tax.

                     (iii) The taxes, assessments and other governmental charges payable under this Section are referred to as "Taxes".

                  (b) Taxes shall be paid by Tenant to the Landlord. These payments shall be made by Tenant prior to the fifteenth day before any interest or penalty would become payable thereon or with respect thereto. Landlord shall deliver copies of all tax bills to Tenant upon receipt of those bills. Upon Tenant's request, Landlord shall deliver to Tenant copies of official receipts from the appropriate governmental authority.

                  (c) Taxes payable with respect to any tax or assessment period in which the Commencement Date or the Expiration Date occurs shall be apportioned equitably between Landlord and Tenant according to respective periods with respect to which the amounts are paid and which fall within and without the term.

                  (d) If a Mortgagee shall require escrow deposits on account of Taxes, in lieu of paying Taxes in accordance with subsection 2.04(b), Tenant shall pay to Landlord the amounts required by Mortgagee and Landlord shall remit those payments to the Mortgagee.

                  (e) Tenant shall have the right and authority to institute real property tax certiorari proceedings for the purpose of contesting the assessed valuation of the Premises and processing claims for tax refunds.

Section 2.05      Common Charges.
------------      ---------------

                  (a) Tenant shall pay all common charges, and any other charges or assessments (collectively referred to as "Condominium Charges") levied, assessed or imposed by the Condominium Board which become due and payable during the term of this Lease.

                  (b) The payments required by this Section shall be paid by Tenant to Landlord and Landlord shall remit those payments to the Condominium Board. The payments shall be made by Tenant on or before the date they are due. Upon request of Tenant, Landlord shall deliver evidence reasonably satisfactory to Tenant of the payment of the Condominium Charges by Landlord to the Condominium Board.

                  (c) If any Mortgagee shall require escrow deposits on account of Condominium Charges, in lieu of paying Condominium Charges as provided for in subsection (b) above, Tenant shall pay to Landlord the amounts required by the Mortgagee and Landlord shall remit those payments to the Mortgagee.

                  (d) Notwithstanding the foregoing, Tenant shall not be required to pay the initial contribution to the working capital of the Condominium due upon closing of title to the Premises by Landlord.

Section 2.06      Additional Rent.
------------      ----------------

                  (a) In addition to Basic Rent and other charges payable under this Lease, Tenant shall pay "Additional Rent" to Landlord. In part, Additional Rent shall be payable in order to compensate Landlord for the greater and more rapid deterioration of the improvements, fixtures and furnishings at the Premises which shall occur as a result of an increase in the volume of patients treated by Tenant at the Premises.

                  (b) (i) "Additional Rent for each Lease Year means the sum of
(x) Three Thousand Six Hundred ($3,600.00) Dollars for each patient treated in a Lease Year in excess of the first two hundred fifty (250) patients for that Lease Year up to two hundred seventy-eight (278) patients and (y) One Thousand Eight Hundred ($1,800.00) Dollars for each patient treated in a Lease Year in excess of the first two hundred seventy eight (278) patients for that Lease Year.

                           (ii)  Reference to patients means only patients
treated at the Premises through the use of the Equipment.

                           (iii) "Lease Year" means an annual fiscal period.
The first Lease Year shall commence on the Commencement Date and end on the day prior to the first anniversary of the Commencement Date. Each subsequent Lease Year shall commence on the date next following the expiration of the previous Lease Year and continue for a period of one full year, except for the last Lease Year which shall expire on the Expiration Date.

                  (c) Additional Rent for a Lease Year shall be payable in full within one hundred twenty (120) days Following the expiration of that Lease Year.

                  (d) Within one hundred twenty (120) days following the end of each Lease Year, Tenant shall submit to Landlord a statement prepared by a certified public accountant employed by Tenant showing the Annual Patient Volume for that Lease Year.

                  (e) (i) Tenant shall keep and maintain at the Premises full and accurate books of account and records from which the Annual Patient Volume for a Lease Year can be determined. These books and records shall include records of daily patient appointments, records of receipts, bank deposits, statements from servicing agencies, applications for third party reimbursement submitted by Tenant to insurance companies and governmental and quasi-governmental agencies and any other records from which Annual Patient Volume can be readily determined.

                           (ii)  Upon reasonable advance notice to Tenant,
Landlord shall have the right to inspect and audit the books and records relating to Annual Patient Volume. Landlord shall not have the right to review actual medical files of a confidential nature with respect to any patient. If Landlord's inspection and audit reveal that Tenant's statement for a Lease Year is inaccurate, the amount of Additional Rent, if any, payable with respect to that Lease Year shall be adjusted and any deficiency shall be paid within ten
(10) days after request by Landlord.

                  (f) Notwithstanding anything to the contrary, upon the request of either party, the parties agree to equitably and reasonably adjust the manner in which Additional Rent for a Lease Year is determined in order to properly adjust for charges in general economic conditions and circumstances and to reasonably reflect the general intent of this Lease and the parties.

Section 2.07  Deferral of Basic Rent.
------------  -----------------------

                  (a) If there shall be an "Operating Loss" (as defined below) from Tenant's operations at the Premises with respect to any Lease Year in excess of Fifty Thousand ($50,000.00) Dollars, provided that Tenant shall comply with the provisions of subsection (e) below, Tenant may elect to defer Basic Rent and Additional Rent payable during the immediately succeeding Lease Year as follows: (i) Tenant may elect to defer Basic Rent to the extent of the amount of "Landlord's Deferral" (as defined below) for the prior Lease Year; and (ii) to the extent that Landlord's Deferral for the prior Lease Year exceeds Basic Rent payable during the immediate succeeding Lease Year, Tenant may elect to defer Additional Rent, if any, payable with respect to that prior Lease Year to the extent that the Landlord's Deferral exceeds Basic Rent.

                  (b) There shall be no carry-forwards or carry-backs with respect to calculating any deferred amount pursuant to subsection (a).

                  (c) Any amounts deferred in accordance with subsection (a) shall be due and payable in tn full on the Expiration Date, except that amounts paid during the Term of the Lease on account of Additional Rent, to the extent of the aggregate amount of any deferral of Basic Rent and Additional Rent under this Section 2.07, shall be credited against the amount of deferred rent otherwise payable on the Expiration Date.

                  (d) (i) "Operating Loss" for a Lease Year means a net loss after provision for income taxes for Tenant's operation at the Premises calculated on a cash basis in the manner Tenant's federal income tax return is calculated for the same period, adjusted to comply with the provisionS of this Section.

                           (ii)  In determining whether there shall be an
Operating Loss for any Lease Year, the aggregate cost of the salary, fringe benefits and any other payments or compensation of any other kind or nature whatsoever paid to Tenant's shareholder, Dr. Arthur Brimberg ("Tenant's Shareholder") and the cost of medical malpractice insurance may not exceed Two Hundred Eighty Thousand ($280,000.00) Dollars per Lease Year.

                           (iii)  Basic Rent and Additional Rent due and
payable for a Lease Year shall be deemed to be the full amount paid with respect to that Lease Year plus the amount of any deferral by reason of an Operating Loss attributable to the prior Lease Year.

                           (iv) Interest expenses incurred by Tenant during
any Lease Year may only include interest paid during a Lease Year under any loan approved by Landlord.

                           (v) Extraordinary expenditures for a Lease Year which
were not included in the budget approved by Landlord for that Lease Year shall be excluded.

                           (vi) In determining any Operating Loss, the aggregate
income earned by Tenant or its shareholder, Dr. Brimberg, in connection with Tenant and its shareholder's medical practice from all sources in any Lease Year shall be included.

                           (vii) For the purpose of determining any Operating
Loss, any depreciation expense taken by Tenant for income tax purposes with respect to Tenant's property shall not be deducted as an expense.

                           (viii) The "Opening Fee" (as defined below) shall be
deemed to be for the first Lease Year.

                  (e) "Landlord's Deferral" means fifty (50%) percent of the amount by which an operating Loss for a Lease Year exceeds Fifty Thousand ($50,000.00) Dollars.

                  (f) If there shall be an Operating Loss for a Lease Year, within thirty (30) days following receipt of the financial statement for that Lease Year, Tenant shall cause Tenant's Shareholder to contribute out of Tenant's Shareholder's own funds, on account of Tenant's capital a sum equal to
(i) the amount of the operating Loss up to the first Fifty Thousand ($50,000.00) Dollars of that loss plus (ii) fifty (50%) percent of the amount, if any, by which the Operating Loss exceeds Fifty Thousand ($50,000.00) Dollars.

                  (g) Within thirty (30) days prior to the beginning of each Lease Year, Tenant shall submit a proposed budget for Tenant's operations for that Lease Year. That budget shall be subject to Landlord's reasonable approval.

                  (h) The operating Loss, if any, for any Lease Year shall be determined by a certified public accountant reasonably satisfactory to Landlord and Tenant. The certified public accountant shall prepare full financial statements for Tenant for each Lease Year in accordance with generally accepted accounting principles consistently applied and accompanied by his report thereon which maintains no exceptions. The statements and report shall be delivered to Tenant and Landlord within ninety (90) days following the end of each Lease Year.

                  (i) Tenant shall maintain complete books and records at the Premises from which an operating Loss, income and expenses for any Lease Year may be determined. Landlord, upon reasonable notice, may inspect, audit and copy those books and records.

Section 2.08      Net Lease.
------------      ----------

                  The parties intend that this instrument be interpreted as a net lease and that this instrument yield to Landlord a net return from the Premises equal to Basic Rent and Additional Rent. Accordingly, Landlord shall have no obligation to furnish services of any kind to Tenant, Tenant shall bear all public utility and other charges. Tenant shall pay all premiums for insurance policies carried with respect to the Premises.

Section 2.09      Quiet Enjoyment.
------------      ----------------

                  If Tenant pays the rent and all other charges provided for in this Lease, performs all of its obligations provided for by this Lease and observes all of the other provisions of this Lease, Tenant shall, at all times during the Term of this Lease, peaceably and quietly have, hold and enjoy the Premises without any interruption or disturbance from Landlord or any party claiming under Landlord, subject to the terms of this Lease.



         ARTICLE III       PREPARATION OF THE PREMISES, INSTALLATION OF THE
         -----------       ------------------------------------------------
                           EQUIPMENT AND WORKING CAPITAL
                           -----------------------------


Section 3.01      Landlord's Work.
------------      ----------------

                  (a) Landlord shall perform the work and complete the installations referred to in this Lease as "Landlord's Work". Landlord shall endeavor to substantially complete Landlord's Work on or about August 15, 1990. Upon substantial completion of Landlord's Work, Landlord shall apply for and diligently prosecute the application for a certificate of occupancy or a temporary certificate of occupancy (or its equivalent) for the use of the Premises as a medical office.

                  (b) Landlord's Work shall be performed in a good and workmanlike manner. Landlord shall correct defects in Landlord's Work of which Landlord is given notice within one (1) year after the Commencement Date.

Section 3.02      The Equipment.
------------      --------------

                  (a) Tenant shall arrange to acquire the Equipment through the means of an Equipment Lease. Tenant shall cause the Equipment to be delivered to the Premises. As soon as Landlord's Work has progressed sufficiently in order to permit Tenant to do so, Tenant shall promptly cause the Equipment to be installed, placed in working order and inspected. Tenant shall be responsible to secure any approvals and permits which may be required to operate the Equipment.

                  (b) The Equipment and lead shielding, subject to the terms of this Lease and the Equipment Lease, shall remain the property of the Tenant.

Section 3.03      Opening Fee.
------------      ------------

                  (a) On or before the Commencement Date, Landlord shall pay to Tenant the sum of One Hundred Fifty Thousand ($150,000.00) Dollars (the "Opening Fee"). Subject to the terms of subsection 2.03(b), the Opening Fee shall be Tenant's sole property. Tenant shall only use those proceeds as may be required to pay for Tenant's expenses at the Premises.

                  (b) If this Lease shall be terminated on or before the fifth
(5th) anniversary of the Commencement Date by reason of Tenant's willful failure to continue Tenant's business at the Premises, in addition to Landlord's other rights and remedies under Article VI, Tenant shall repay the Opening Fee in full to Landlord. If Tenant shall discontinue to do business at the Premises by reason of the death or disability of "Tenant's Shareholder" (as defined below) or as a result of the failure of Tenant's business despite the parties' best efforts to the contrary, it shall not be deemed to be a willful failure.



                    ARTICLE IV   THE PREMISES AND THE EQUIPMENT
                    ----------   ------------------------------


Section 4.01      Compliance with Laws
------------      --------------------

                  (a) Tenant shall maintain the Premises in compliance with all laws and requirements of governmental authorities applicable to the Premises and to the ownership thereof, in accordance with the requirements of the declaration and bylaws for the Condominium and in accordance with the requirements of the insurers with which the insurance required by Section 4.06 is maintained. All work performed on the Premises including any alterations shall be performed in compliance with all laws and requirements of governmental authorities in accordance with, the requirements of the declaration and bylaws for the Condominium and in accordance with the requirements of the insurers with which the insurance required by Section 4.06 is maintained.

                  (b) Tenant shall comply with all the requirements applicable to condominium unit owners pursuant to the declaration and bylaws for the Condominium. Tenant hereby represents that Tenant has received copies of the declaration and bylaws and is completely familiar with their terms and conditions.

Section 4.02      Use.
------------      ----

                  Tenant shall use the Premises for Tenant's radiation oncology medical practice. Tenant shall use the Equipment at the Premises for such purpose. Tenant shall not use the Premises for any other purpose.

Section 4.03      Mechanics and Materialmen's Liens.
------------      ----------------------------------

                  Except with respect to Landlord's Work, if the Premises shall be encumbered by a mechanic's or materialman's lien, Tenant shall discharge the same within thirty (30) days after Tenant shall have knowledge of the lien.

Section 4.04      Maintenance and Restoration.
------------      ----------------------------

                  (a) Except with respect to defects in Landlord's Work arising prior to the first anniversary of the Commencement Date, Tenant shall maintain the Premises in good repair and operating condition. Tenant shall make all repairs and replacements necessary to that end. If the Premises shall be damaged as a result of fire or casualty, Tenant shall restore the damaged portions of the Premises to the value and condition in which they were immediately prior to the damage in accordance with Section 4.08.

                  (b) Upon Tenant's request, Landlord shall use all reasonable efforts to cause the Condominium Board to perform its obligations to perform repairs and maintenance with respect to the Premises as may be required of the Condominium Board pursuant to the declaration and bylaws of the Condominium.

Section 4.05      Alteration.
------------      -----------

                  (a) Tenant shall not make alterations to the Premises without Landlord's prior written consent. Landlord shall not unreasonably withhold Landlord's consent. Tenant's request for Landlord's consent must be accompanied by a reasonably sufficient detailed description of the work proposed by Tenant. Except for the lead shields required for the operation of the Equipment, Tenant may alter Floor coverings and wall coverings and decorate the Premises without Landlord's consent.

                  (b) Any alteration made by tenant shall become part of the Premises.

Section 4.06      Hazard and Public Liability Insurance.
------------      --------------------------------------

                  (a) Tenant shall keep the Premises insured against fire, vandalism, malicious mischief, and the hazards included in "All Risk" coverage. The amount of insurance carried shall be equal to one hundred (100%) percent of the actual replacement cost of the improvements at the Premises as determined annually by the insurer but in any event in an amount sufficient to cover any loss up to the face amount of the policy. Landlord, any designee of Landlord, and any Mortgagee shall be named as an additional insured under the policy.

                  (b) Tenant shall also maintain liability insurance with respect to the Premises. Coverage limits shall be at least One Million ($1,000,000.00) Dollars with respect to each person or accident for bodily injury coverage and Two Hundred Fifty Thousand ($250,000.00) Dollars with respect to property damage coverage. Landlord and any designee of Landlord shall be named as additional insureds.

                  (c) Insurance shall be carried with financially sound and reputable insurers reasonably satisfactory to Landlord.

                  (d) Tenant shall deliver to Landlord duplicate originals or certificates of all insurance policies and renewals of policies required by this Section.

                  (e) All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide (and any certificate evidencing the existence of any insurance policies shall certify) that: unless Landlord shall have been given thirty days written notice of any cancellation, failure to renew, or material change, as the case may be:

                           (i) the insurance shall not be cancelled and shall
continue in full force and effect,

                           (ii) the insurance carrier shall not fail to renew
the insurance policies for any reason, and

                           (iii) no material change may be made in the insurance
policy. The term "insurance policy" shall include any extensions or renewal of the insurance policy.

Section 4.07  Taking.
------------  -------

         The following shall apply with respect to any Taking:

                  (a) Regardless of any judicial or other apportionment thereof, Landlord shall be entitled to, and to receive, the entire Award; and Tenant hereby assigns to Landlord any part of any Award which otherwise would be payable with respect to Tenant's leasehold estate in the Premises. Provided Landlord's Award is not reduced thereby Tenant shall have the right to assert a claim for moving and relocation expenses and for the loss of the Equipment

                  (b) (i) If there is a Taking of the whole of the Premises, this Lease shall terminate as of the Taking Date.

                           (ii)  If there is a Taking of a portion of the
Premises and the remaining portion of the Premises cannot be repaired so that they can be used for substantially the same purposes and in substantially the same manner as the Premises were used before the Taking, this Lease shall terminate as of the Taking Date.

                  (c) If there is a Taking of part of the Premises and this Lease is not cancelled, the following shall apply:

                           (i)  This Lease shall continue in full force and
effect.

                           (ii) Tenant shall repair the damage in accordance
with Section 4.04 by spending up to the amount of the Award. The improvements to the Premises shall be repaired as nearly as possible to their value, condition and character immediately before the damage.

                           (iii)  Landlord shall dispose of the Award in
accordance with Section 4.08.

Section 4.08      Disposition or Disbursement of Insurance Proceeds and Awards.
------------      -------------------------------------------------------------

         The following shall apply to Insurance Proceeds and Awards:

                  (a) Insurance Proceeds and Awards in excess of Fifty Thousand ($50,000.00) Dollars shall be deposited with a Trustee. Insurance Proceeds and Awards to the extent that they do not exceed Fifty Thousand ($50,000.00) Dollars shall be deposited in a joint account in the name of Tenant and Landlord. Landlord, Tenant and the "Trustee" shall hold the Insurance Proceeds and Awards which may be deposited with these as a trust fund and apply them in accordance with this Section.

                  (b) As the improvements to the Premises are restored in accordance with Section 4.04, Landlord and the Trustee shall cause payments to be made to Tenant out of the Insurance Proceeds or Award to cover the cost of repair. Payments shall be made as the repair progresses in accordance with subsection (c).

                  (c) (i) Payments shall be made to Tenant From the Insurance Proceeds or the Award against certificates of a principal officer of Tenant and an architect. The architect shall be selected by the Trustee or Landlord but shall be reasonably satisfactory to Tenant.

                           (ii) The certificate of an officer of Tenant shall
certify the following material to the best of the knowledge of that officer

                                    (1) The estimated cost of the restoration.

                                    (2) That Tenant has expended all of the
Insurance Proceeds or Award previously received by it from all sources.

                                    (3) The nature of the work to be done and
the materials to be Furnished which form the basis for the requested payment.

                                    (4) That the requested payment does not
exceed the reasonable cost of the work and materials.

                                    (5) That, insofar as the restoration has
been completed, the restoration complies with applicable legal requirements.

                  (d) If the Insurance Proceeds or Award are more than sufficient to pay the cost of restoration, the Trustee shall deliver the balance to Landlord.

                  (e) For the purpose of this Section, the "Trustee" means a Mortgagee, or if there is no Mortgagee, a commercial banking institution of the State of New York or a National Banking Association which maintains offices in the State of New York.

Section 4.09      Application of Monies by Tenant.
------------      --------------------------------

                  If Tenant receives any funds under this Lease which Landlord or Trustee is entitled to receive, Tenant shall hold the same in trust, as trustee of any express trust for all persons having interests therein, and shall dispose of the funds in accordance with this instrument.

Section 4.10      Life and Disability Insurance.
------------      ------------------------------

                  (a) (i) During the Term of this Lease, Tenant shall maintain and pay for life insurance upon Tenant's Shareholder in the name of and for the benefit of Landlord. The policy shall be written with an insurance company selected by Landlord. the policy shall be a decreasing term policy with an initial insured amount of One Million ($1,000,000,00) Dollars decreasing at the rate of One Hundred Thousand ($100,000.00) Dollars, or at such other rate as may be determined by Landlord and Tenant, per year for the first seven years to a minimum amount of Three Hundred Thousand ($300,000.00) Dollars. Tenant shall cause Tenant's Shareholder to fully cooperate in securing and maintaining that policy. Tenant shall deliver the original policy to Landlord. The policy shall provide that it shall not be cancelled unless Landlord is notified at least fifteen (15) days in advance.

                           (ii)  If Landlord shall receive payments due under
the life insurance policy, Landlord shall apply the amount received first on account of the rental and any other sums due under the Equipment Lease.

                  (b) During the Term of this Lease, Tenant shall maintain disability insurance for Tenant's Shareholder naming Tenant as the beneficiary for payments commencing thirty (30) days after the onset of the disability, monthly amounts of at least Twenty Thousand ($20,000.00) Dollars, and continuing for at least eighteen (18) months. Any amounts paid on account of Tenant's Shareholder's disability shall be held by Tenant in trust and applied by Tenant on account of Tenant's operating expenses at the Premises, including rent due under the Equipment Lease and rent due under this Lease.

Section 4.11      Equipment Lease.
------------      ----------------

                  (a) During the Term of this Lease, Tenant shall comply with all of the terms and conditions of the Equipment Lease, including the obligation to maintain the Equipment and pay all rent and other charges due under the Equipment Lease on or before those amounts are due without the imposition of penalties, late charges or interest. If required by the lessor under the Equipment Lease, Tenant shall cause Tenant's Shareholder to deliver Tenant's Shareholder's guaranty of the Equipment Lease in a form approved by that lessor. If required by the Lessor under the Equipment Lease, Landlord shall cause Landlord's individual partners to deliver their respective guarantees of the Equipment lease in a form reasonably acceptable to those guarantors.

                  (b) During the Term of this Lease, Tenant shall maintain the Equipment at the Premises in good repair and operating condition. To that end, Tenant shall maintain a service contract for the maintenance and repair of the Equipment with either the manufacturer of the Equipment or other approved service company.

                  (c) Except as provided in Section 4.16, Tenant may not remove the Equipment from the Premises without Landlord's prior written consent.

Section 4.12      Employment and Covenant Not to Compete.
------------      ---------------------------------------

                  (a) Tenant shall cause Tenant's Shareholder to devote his full business and professional time and efforts to the conduct of Tenant's business at the Premises.

                  (b) (i) During the Term of this Lease, Tenant shall not own any direct or beneficial interest in or engage in any activity, business or practice with offices located within twenty-five (25) miles of the Premises which shall involve the medical practice, use and activity referred to in
Section 4.02 of this Lease.

                           (ii)  During the Term of this Lease, Tenant shall
cause Tenant's Shareholder to refrain from owning any direct or beneficial interest in or engaging in any activity, business or practice with offices located within twenty-five (25) miles of the Premises which shall involve the medical practice, use and activity referred to in Section 4.02 of this Lease.

                  (c) (i) In addition to Landlord's other rights and remedies available to it under this Lease, under law or at equity, if Tenant or Tenant's Shareholder shall violate the provisions of subsection (a) above, patients treated by Tenant or Tenant's Shareholder at other locations shall be deemed to be patients treated at the Premises for the purposes of Section 4.06.

                           (ii)  If this Lease shall be terminated by reason
of the occurrence of an Event of Default, in addition to the other rights and remedies set forth in this Lease, the provisions of this Section and Section
4.06 shall survive the termination of this Lease for a period of eighteen (18) months.

         Section 4.13      Certification.
         ------------      --------------

                  (a) Within ten (10) days after either party shall have requested the same, the other party shall deliver an estoppel certificate to the party so requesting.

                  (b) The estoppel certificate shall contain the following information to the best of the knowledge of the person so certifying:

                           (i) that this Lease has not been supplemented or
amended, or if it shall have been supplemented or amended, specifying the manner in which it has been supplemented or amended;

                           (ii) that this Lease is in full force and effect, or,
if it be alleged that this instrument is not in full force and effect, specifying the reason therefor;

                           (iii) the date to which the installments of Basic
Rent has been paid;

                           (iv) that there exists no condition which constitutes
an Event of Default, or if such condition exists specifying the nature thereof; and

                           (v) any other information reasonably requested by
Landlord.

                  (c) Any such certificate may be relied upon by the party requesting it or any other person to whom it may be exhibited or delivered. The contents of such certificate shall be binding on the party which executed the same.

Section 4.14      No Claims Against Landlord.
------------      ---------------------------

                  Except with respect to Landlord's Work, nothing in this instrument shall constitute a consent or request by Landlord to or for providing labor, services, materials or other property with respect to the Premises. Nothing in this instrument shall be construed as giving Tenant the right to contract for labor, services, materials or other property in such manner as would permit the making of any claim against Landlord with respect thereto.

Section 4.15      Inspection of Premises.
------------      -----------------------

                  (a) Landlord shall be entitled to inspect those portions of the Premises which are open to the public during the hours when they are so open.

                  (b) Landlord shall be entitled to inspect those portions of the Premises which are not open to the public, and those portions which are open to the public when they are not so open, after reasonable notice by Landlord to Tenant.

                  (c) Landlord shall be entitled to inspect the Premises at will if an Event of Default shall have occurred.

Section 4.16      Surrender.
------------      ----------

                  (a) Upon the Expiration Date, Tenant shall deliver peaceable and immediate possession of the Premises to the Landlord. Upon surrender, the Premises shall be delivered in as good condition as they were when they became subject to this Lease except for reasonable wear and tear and damage by fire or other catastrophe.

                  (b) Upon the Expiration Date of this Lease, provided that the Equipment Lease has expired and the Lessor under the Equipment Lease has no further claims against the guarantors of that Lease, Tenant shall have the right, without Landlord's consent, to remove the Equipment, including the lead shielding, from the Premises.

Section 4.17      Indemnification.
------------      ----------------

                  (a) (i) Tenant indemnifies Landlord, its affiliates, partners, officers, directors, stockholders and employees against any loss, liabilities or damages which they or any of them may suffer as a result of any occurrence in or about the Premises and under any guaranty delivered by any of them of Tenant's obligations under the Equipment Lease.

                           (ii) Tenant shall cause Tenant's Shareholder to
indemnify Landlord, its affiliates, partners, officers, directors, stockholders and employees against any loss, liabilities or damages arising under any guaranty delivered by any of them of Tenant's obligations under the Equipment Lease.

                  (b) Tenant indemnifies and agrees to save Landlord and any Mortgagee harmless from claims that result from an Event of Default or violation of any provision of this Lease; arise From any failure to comply with any legal or other requirement; or arise from any act or omission of: Tenant, Tenant's officers, Tenant's employees, Tenant's agents or Tenant's invitees

                  (c) Tenant shall defend any lawsuits with respect to claims for loss, liability or damages against which the indemnities provided in subsections (a) and (b) apply and pay any judgments which result from the lawsuits. "Lawsuits" includes arbitration proceedings and administrative proceedings and all other governmental and quasi-governmental proceedings "Liabilities" includes the fees and disbursements of attorneys and witnesses.



                         ARTICLE V   TRANSFER OF INTEREST
                         ---------   --------------------


Section 5.01      Transfer of Interest of Landlord.
------------      ---------------------------------

                  As used in this Lease, the term "Landlord" means the owner of the Premises from time to time. Each Landlord who sells his interest to another person shall be entirely relieved of liability as Landlord under this Lease, except for accrued liabilities, from and after the date that all of the obligations of Landlord under this Lease (except for accrued liabilities) are assumed by the person who purchases the Premises.

Section 5.02      Assignment and Subletting by Tenant.
------------      ------------------------------------

                  (a) During the first twelve (12) Lease Years, Tenant may not assign this Lease or sublet all or any part of the Premises without Landlord's prior written consent. Provided Tenant is not in default under the Lease beyond any applicable cure period, from and after the first twelve (12) Lease Years, Landlord agrees not to unreasonably withhold its consent to an assignment of the lease or a subletting of the entire Premises Tenant's request for Landlord's consent must be accompanied by a description of the proposed assignee or subtenant, a financial statement of the proposed transferee, and a full description of all the terms and conditions of the proposed assignment or sublease.

                  (b) Landlord's consent to an assignment or subletting shall not eliminate the need for Landlord's consent with respect to further assignments or subleases. Any assignee or subtenant must expressly assume all obligations of Tenant under this Lease. For the purposes of this Lease, if Tenant is a corporation, a transfer of any interest in the stock of Tenant, by sale, operation of law or otherwise, shall be deemed to be an assignment of this Lease. Notwithstanding any assignment or subletting, and Landlord's acceptance of rent from any assignee or subtenant, unless Landlord shall have relieved Tenant From liability under this Lease, Tenant shall continue to be obligated to comply with the provisions of this instrument. Tenant may not pledge any interest in this Lease without Landlord's prior written consent.

Section 5.03      Subordination.
------------      --------------

                  (a) At Landlord's election, this Lease shall be subordinate to the lien of any present or future Mortgage irrespective of the time of execution or recording of the Mortgage. If, from time to time, Landlord shall elect that this Lease be subordinate to the lien of any Mortgage, Landlord may exercise the election by giving notice thereof to Tenant. At the election of Landlord, this clause shall be self-operative and no further instrument shall be required. Upon Landlord's request, from time to time, Tenant shall (i) confirm in writing and in recordable Form that this Lease is so subordinate to the lien of any Mortgage; and/or (ii) execute an instrument making this Lease so subordinate to the lien of any Mortgage, in such form as may be required by the applicable Mortgagee.

                  (b) Landlord agrees to use all reasonable efforts to cause a Mortgagee to enter into an agreement with Tenant which shall provide in effect that so long as Tenant shall not be in default, breach or violation of this Lease, this Lease shall not be terminated and Tenant's possession shall not be disturbed by reason of any default under the Mortgage or foreclosure of the Mortgage. The other terms and conditions of any such agreements shall be as required by the Mortgagee.

Section 5.04      Attornment.
------------      -----------

                  If the Premises is encumbered by a Mortgage and the Mortgage is foreclosed, or if the Premises is sold pursuant to a foreclosure or by reason of a default under a Mortgage, then notwithstanding the foreclosure, sale, or default, Tenant shall not disaffirm this Lease or any of its obligations contained in this Lease.

Section 5.05      Security Interest.
------------      ------------------

                  (a) In consideration of Landlord entering into this Lease with Tenant and to secure Tenant's obligations under this Lease, Tenant grants and pledges to Landlord a continuing security interest in and general lien upon the "Collateral" as hereinafter defined.

                  (b) The term "Collateral" means all tangible and intangible personal property of the Tenant, wherever located, whether such property is now owned or existing or is hereinafter acquired or arising and any and all additions, substitutions, accessions, proceeds and products thereto and thereof, including without limitation, the following:

                           (i) the interest of the lessee under the Equipment
Lease.

                           (ii) All receivables and other intangible property of
Tenant, including all present and future accounts, contract rights, promissory notes, drafts, acceptances, chattel papers, documents, tax refunds, insurance proceeds, patent, trademark and tradename rights, royalties, license rights, rights to refunds or indemnification, and general intangibles of every kind or nature and all forms of obligations whatsoever owing, together with all instruments and all documents of title representing any of the foregoing.

                           (iii) All machinery, apparatus, equipment, fittings
and fixtures now owned or hereafter acquired by Tenant or in which Tenant may now have or hereafter acquire an interest, and all accessions, additions or improvements, all replacements, substitutions and parts for, and all proceeds of such machinery, apparatus, equipment, fittings and fixtures.

                  (c) Unless a default occurs and shall be continuing, Tenant may use and consume the Collateral in its ordinary business operations.

                  (d) Except as consented to by Landlord, Tenant shall not mortgage, pledge, hypothecate, assign, transfer, convey or otherwise dispose of or further encumber the Collateral.

                  (e) Tenant shall execute and deliver to Landlord any financing statement or other document or information required by Tenant to perfect, maintain or protect the security interest granted by this Lease. Tenant authorizes Landlord to execute any such Financing statement or other document on Landlord's behalf, or, if permitted by law, to file or use the financing statement or other document without Tenant's signature. Tenant shall reimburse Landlord for any filing fees.

                  (f) Landlord may pay or discharge any lien, encumbrance or security interest in the Collateral which it believes is adverse to the security interest granted by this Lease.

Section 5.06      Restrictions Against Landlord.
------------      ------------------------------

                  During the term of this Lease, Landlord and Landlord's partners shall refrain from owning any direct or beneficial interest in a medical office located within twenty-five (25) miles of the Premises which shall be used primarily for the purposes and use referred to in Section 4.02 of this Lease and shall refrain from managing or operating any such other medical facility within that radius.

ARTICLE VI        DEFAULT, RIGHTS AND REMEDIES
----------        ----------------------------


Section 6.01      Events of Default.
------------      ------------------

                  (a) Each of the following events shall constitute an "Event of Default" by Tenant under this instrument:

                           (i) If Tenant shall file or acquiesce to a petition
in any court in bankruptcy, reorganization, or any other insolvency proceeding; make an assignment for the benefit of its creditors; or if a receiver of all or any portion of its property shall be appointed;

                           (ii) If a petition shall be filed against Tenant in
any bankruptcy, reorganization or other insolvency proceeding and the petition is not dismissed within thirty (30) days;

                           (iii) If Tenant defaults in either of the following
respects and Tenant does not cure the default within ten (10) days after Landlord shall have given notice to Tenant of the existence thereof:

                                    (x) Any breach, violation or default by the
lessee under the Equipment Lease,

                                    (y) A default in the payment of Basic Rent,
Additional Rent or other charge due under this Lease, when they become payable, or

                                    (z) A default in maintaining in full force
and effect any insurance required to be carried under this Lease.

                           (iv) If Tenant defaults in complying with any other
provision of this instrument and Tenant does not cure the default within twenty
(20) days after Landlord shall have given notice to Tenant of the existence of the default or breach.

                  (b) However, if by reason of the nature thereof, the default is not a default described in part (iii) of subsection (a) above, and the default cannot be cured within such twenty (20) days but Tenant commences promptly and proceeds diligently to cure the default, the default or breach shall not constitute an Event of Default.


Section 6.02      Rights and Remedies upon Default by Tenant.
------------      -------------------------------------------

                  If an Event of Default occurs, Landlord shall be entitled to take such action as it deems advisable, from time to time, under any one or more of the provisions of this Section.

                  (a) Landlord may proceed as it deems advisable, at law or in equity to enforce the provisions of this Lease.

                  (b) Landlord may notify Tenant that this Lease shall terminate on a date specified in the notice, and this Lease shall terminate on the date so specified. Notwithstanding such termination, Tenant's liability for its obligation under this Lease shall continue.

                  (c) Landlord may reenter the Premises, may repossess itself thereof (by summary proceedings, ejectment, or other legal means), may dispossess Tenant, and may remove Tenant from the Premises without further notice to Tenant. Notwithstanding any reentry or dispossess, Tenant's obligations under this Lease shall continue. Tenant waives any right to the service of any notice of Landlord's intention to reenter provided for under any present or future law. Tenant waives any and all right of redemption and any other right to reenter the Premises or restore the operation of this Lease. Tenant waives any right to trial by jury in connection with any dispute arising under this instrument.

                  (d) Landlord may relet the Premises, as a whole or in part, for such term or terms (which may be greater or less than the period which would have constituted the balance of the Term if this instrument had not been terminated). The reletting may be on such conditions as Landlord determines. Landlord shall be under no obligation to relet the Premises.

                  (e) If Landlord so elects, Tenant shall pay to Landlord on the first day of each month, as liquidated and "agreed current damages, as if this instrument had not been terminated:

                           (i) the installments of Basic Rent, Additional Rent
and other charges, including amounts payable under the Equipment Lease, due hereunder which would have been payable on that date, plus

                           (ii) the unreimbursed portion of Landlord's expenses
of reentering, repossessing and reletting the Premises including attorneys reasonable fees, brokerage commissions and the cost of performing any alterations required to relet the Premises,

                           (iii) minus rent, if any, actually received by
Landlord from any releting of the Premises by Landlord during the period with respect to which the installment of Basic Rent and other amounts due would have been payable.

                  (f) If Landlord so elects, Tenant shall pay to Landlord, on demand, as liquidated and agreed final damages, the aggregate Basic Rent, Additional Rent and other charges due hereunder which would have been payable From the date of such demand to the date on which this instrument would have expired if it had not been terminated, plus the unpaid balance of the rent due under the Equipment Lease, discounted at eight (8%) percent quarterly to present worth. Upon payment of the liquidated and agreed final damages, Tenant shall be under no further liability with respect to the period after the date of such demand. However, Tenant shall remain liable to Landlord for all monies which shall have become payable and shall not have been paid to Landlord (whether under the provisions of this instrument or as damages or otherwise) with respect to the period before the date of termination.

Section 6.03      Additional Remedies, Waivers, Etc.
------------      ----------------------------------

                  (a) The rights and remedies of Landlord under Section 6.02 shall be in addition to every other right and remedy now and hereafter provided by law. All such rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise these rights and remedies at anytime, in any order, to such extent, and as often as Landlord deems advisable. Landlord may exercise these rights and remedies without regard to whether the exercise of one right or remedy precedes, concurs with, or succeeds the exercise of another.

                  (b) A single or partial exercise or a right or remedy shall not preclude a further exercise thereof or the exercise of another right or remedy from time to time.

                  (c) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same, or constitute a waiver of, or acquiescence in, a default.

                  (d) No waiver of a default shall extend to or affect any other default or impair any right or remedy with respect thereto.

                  (e) No action or inaction by Landlord, whether it be the acceptance of Basic Rent or otherwise, shall constitute a waiver of a default.

                  (f) No waiver of a default shall be effective, unless it is in writing.


Section 6.04      Limitation of Landlord's Liability.
------------      -----------------------------------

                  Landlord shall have absolutely no personal liability with respect to any provision of this instrument or in connection with the relationship of Landlord and Tenant. In case Landlord shall be a joint venture, partnership, tenancy-in-common, or other form of joint ownership, the members of the joint venture, partnership, tenancy-in-common, or other form of joint ownership shall have absolutely no personal liability with respect to any provision of this instrument or in connection with the relationship of Landlord and Tenant. Tenant shall look solely to the equity of the then owner of the Premises in the Premises (or if the interest of the Landlord is a leasehold interest, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant. This limitation of liability shall be absolute and without any exception.

Section 6.05      Advances by, and Expenses of, Landlord.
------------      ---------------------------------------

                  If an Event of Default shall have occurred, Landlord may pay any amount payable by Tenant under any provision of this instrument or comply with any provision of this instrument on the part of Tenant to be complied with, and make such expenditures in connection therewith (including attorney's reasonable fees incurred by Landlord by enforcing the provisions of this instrument) as Landlord deems advisable. Tenant shall pay Landlord, on demand, each amount so paid or expended by Landlord, with interest at the Prime Rate plus two (2%) percent. This amount shall be added to the next installment of Basic Rent. No such payment or compliance by Landlord shall constitute a waiver of Tenant's failure to make such payment or to comply with such other provision, or affect any right or remedy of Landlord with respect thereto.

Section 6.06      Construing Various Words and Phrases
------------      ------------------------------------

                  (a) Wherever it is provided herein that a party may perform an act or do anything, it shall be construed that that party may, but shall not be obligated to, so perform or so do.

                  (b) The words "reenter" or "reentry" as used herein are not restricted to their technical legal meaning.

                  (c) The following words and phrases shall be construed as follows:

                           (i) "At any time" shall be construed as "at any time
or from time to time".

                           (ii) "Any" shall be construed as "any and all".

                           (iii) "Including" shall be construed as "including
but not limited to", "include" shall be construed as "include but not limited to".

Section 6.07      Unenforceability.
------------      -----------------

                  (a) Except as provided for in subsection (b), if any portion of this Lease shall be held to be unenforceable, that portion of the Lease shall be deemed to be deleted and the balance of this Lease shall continue in full force and effect.

                  (b) If for any reason all or any portion of Section 2.06 shall be held to be unenforceable pursuant to a judgment or order of a court or administrative agency properly exercising jurisdiction thereover which is subject to no further appeals, or there shall be an assertion by Tenant that all or any portion of that Section is unenforceable, this Lease shall automatically expire at the election of Landlord.

Section 6.08      No Oral Changes.
------------      ----------------

                  This Lease may not be changed or terminated orally.

Section 6.09      Interpretation.
------------      ---------------

                  (a) The captions and headings used throughout this Lease are for convenience of reference only and shall not affect the interpretation of this Lease.

                  (b) Anything in this Lease to the contrary notwithstanding:

                           (i) Any provision which permits or requires a party
to take any particular action shall also be deemed to permit or require to cause such action to be taken or the party to cause such action to be taken, as the case may be; and

                           (ii) Any provision which requires any party not to
take any particular action shall be deemed to require the party not to permit such action to be taken by any person or by operation of law.

                  (c) This Lease has been executed in several counterparts; but the counterparts shall constitute but one and the same instrument.

                  (d) Wherever a requirement is imposed on any party, it shall be deemed that such party shall be required to perform such requirement at its own expense unless it is specifically otherwise provided for in this Lease.

                  (e) Notwithstanding anything to the contrary, Landlord shall not be deemed to be a partner of Tenant or a joint venturer with Tenant.

Section 6.10      Successors and Assigns.
------------      -----------------------

                  Subject to the provisions hereof, this Lease shall bind and inure to the benefit of the parties and their respective successors, representatives, heirs and assigns.

Section 6.11      Binding Effect.
------------      ---------------

                  Notwithstanding anything to the contrary, this Lease shall not be deemed to be in full force and effect until counterparts of this Lease are executed by both Landlord and Tenant and fully executed counterparts are delivered to both parties.

                  To signify their agreement to this instrument, Landlord has caused this Lease to be executed by its duly authorized partners and Tenant has caused this Lease to be executed and attested to by its duly authorized officers.


ATTEST:                            Riverhill Radiation Realty Associates

                                            /s/
                                   By:
------------------------                    ------------------------------------


ATTEST:                            Arthur D. Brimberg, M.D., P.C.

/s/                                         /s/ Arthur D. Brimberg
                                   By:
------------------------                    ------------------------------------



Tenant's Shareholder in his individual capacity hereby joins in this Lease for the purpose of consenting and agreeing to be bound by the provisions of Sections 2.07, 4.10, 4.11, 4.12 and 4.17.

                                   /s/ Arthur D. Brimberg
                                   ----------------------------------------


Landlord's partners in their individual capacities hereby join in this Lease for the purpose of consenting and agreeing to be bound by the provisions of Sections
4.11 and 5.06.


                                   /s/
                                   ----------------------------------------

                                   /s/
                                   ----------------------------------------

2577H


         Lease Modification Agreement dated January 2, 1991 between Riverhill Radiation Realty Associates and Arthur D. Brimberg, M.D., P.C.

         The parties agree with each other as follows:


                     Article 1   The Parties and the Agreement
                     ---------   -----------------------------

Section 1.1       The Parties
-----------       -----------

         (a) The parties to this agreement are Riverhill Radiation Realty Associates and Arthur D. Brimberg, M.D., P.C.

         (b) Riverhill Raditional Realty Associates is a New York partnership. It has an address at 87 Bedford Road, Katonah, New York 10536. It is referred to below as "Landlord."

         (c) Arthur D. Brimberg, M.D., P.C. is a New York professional corporation. It has an address at 17 Waters Edge, Rye, New York 10590 and is referred to below as "Tenant."


Section 1.2       The Lease
-----------       ---------

         (a) The parties refer to the Lease dated as of August 8, 1990 between Landlord, as landlord, and Tenant, as tenant, (the "Lease"). The Lease relates to Units 101 and 102 and Parking Space Unit C-16 (collectively the "Premises") located in the Riverhill Professional Pavillion located at 970 North Broadway, Yonkers, New York (the "Condominium"). All words and phrases defined in the Lease shall have the same meaning in this instrument.

         (b) Landlord and Tenant have agreed to the following modifications of the Lease which relate to the financing Mortgage.


                      Article 2   Modifications of the Lease
                      ---------   --------------------------

Section 2.1  Modification of Subsection 1.02(l) of the Lease
-----------  -----------------------------------------------

         Subsection 1.02(l) of the Lease is modified by renumbering the existing subsection (l) part (i) and by adding the following part (ii):

                  "(ii) Notwithstanding the provisions of part (i) of this subsection 1.02(l), the initial Financing Mortgage means the financing to be made available by the Hudson Valley National Bank (the "Bank") in the amount of Seven Hundred Thousand ($700,000,00) Dollars, Three Hundred Fifty Thousand Dollars ($350,000.00) Dollars which shall be secured by a mortgage on the Premises ("Loan A") and Three Hundred Fifty Thousand ($350,000.00) Dollars of which is to be secured by a pledge of cash or cash equivalent by Landlord ("Loan B"). Loan A shall be repayable by Landlord making constant monthly payments of principal of Two Thousand Three Hundred Thirty-three Dollars and 22/100 ($2,333.22) plus monthly interest payments on the unpaid principal balance at the Bank's prime rate plus one and one half (1-1/2%) percent. The entire unpaid balance plus any accrued interest on Loan A shall be due and payable sixty (60) months from the closing of the Loan. Interest only shall be payable monthly on the unpaid principal balance of Loan B at the Bank's prime rate plus two (2%) percent. The entire unpaid balance plus any accrued interest on Loan B shall be due and payable thirty-six (36) months after the closing of the Loan."

                          Article 3   General Provisions
                          ---------   ------------------

Section 3.1  Reaffirmation
-----------  -------------

         The terms of this agreement shall become effective upon the date of this agreement. Except as modified, the Lease shall remain in full force and effect and Tenant reaffirms its obligations and promises to Landlord under the Lease.

Section 3.2  Successors and Assignors
-----------  ------------------------

         This agreement shall bind and inure to the benefit of the parties and their successors and assigns under the Lease.

Section 3.3  Authority
-----------  ---------

         The person executing this agreement for Landlord and Tenant represent to each other that they have been authorized to execute this agreement by their respective parties.

         To signify its agreement to the foregoing, Landlord has caused this instrument to be executed by one of its general partners. To signify this agreement to the foregoing, an officer of Tenant has executed this instrument.


                                        Landlord:

Witness:                                Riverhill Radiation Realty
                                        Associates


                                        By:  /s/ Edward W. Kelly
-----------------------------               ------------------------------------
                                           Edward W. Kelly, General Partner



                                        Tenant:

Witness:                                Arthur Brimberg, M.D., P.C.


                                        By:/s/ Arthur Brimberg
-----------------------------               ------------------------------------
                                           Arthur Brimberg, M.D.



         Tenant's shareholder in his individual capacity hereby joins in this modification for the sole purposes of consenting and agreeing that this modification does not release him from his consents and agreements and to be bound by the provisions of Section 2.07, 4.10, 4.11, 4.12 and 4.17 and agreeing to be bound by the modification of Section 1.02(l).


                                        /s/ Arthur Brimberg
                                        ----------------------------------------

STATE OF NEW YORK              )
                                        ss.:
COUNTY OF WESTCHESTER          )


         On this 21st day of January, 1991, before me personally came EDWARD W. KELLY, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the general partner of RIVERHILL RADIATION REALTY ASSOCIATES, a partnership, and that he executed the foregoing instrument and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.


                                                 /s/ Mary M. Hayes
                                                 -------------------------------



STATE OF NEW YORK              )
                                       ss:
COUNTY OF WESTCHESTER          )


         On the 21st day of January, 1991, before me personally came ARTHUR D. BRIMBERG, M.D., to be known, who, being by me duly sworn did depose and say the he resides in Rye, New York; that he is the President of ARTHUR D. BRIMBERG, M.D., P.C., the professional corporation described in and which executed the above instrument; and that he signed his name thereto.


                                                 /s/ Mary M. Hayes
                                                 -------------------------------

         Lease Modification Agreement dated August 1, 1994 between Riverhill Radiation Realty Associates and Arthur D. Brimberg, M.D., P.C.

         The parties agree with each other as follows:


                       Article I   The Parties and the Lease
                       ---------   -------------------------


Section 1.1  The Parties
-----------  -----------

         (a) Riverhill Radiation Realty Associates is a New York partnership. It has an address at 87 Bedford Road, Katonah, New York 10536 and is referred to below as "Landlord".

         (b) Arthur D. Brimberg, M.D., P.C. is a New York professional corporation. It has an address at 970 North Broadway, Yonkers, New York 10701. It is referred to below as "Tenant".


Section 1.2  The Lease
-----------  ---------

         (a) (i) The parties refer to the lease dated August 8, 1990 between Landlord and Tenant which was attended by the Lease Modification Agreement dated January 21, 1991 (collectively the "Lease"). The Lease presently relates to Units 101 and 102 and parking space Unit C-16 (collectively the "Premises") in the building known as and located in the Riverhill Professional Pavilion which is located at 970 North Broadway, Yonkers, New York 10701. All terms defined in the Lease shall have the same meaning in this instrument unless modified herein.

                  (ii) Tenant has advised Landlord that it needs additional space. Landlord has entered into the contract dated November 14, 1994 with D & R Partnership to purchase Unit 103 at the Building in order to supply Tenant with the additional space.

         (b) Landlord and Tenant have agreed to modify the Lease in order to reflect their agreements relating to modification of the term of the Lease and other changes and to take into account Landlord's intention to close on the purchase of Unit 103 on or about January 13, 1995 subject to the terms of that contract in order to lease it to Tenant.


                      Article 2   Modifications of the Lease
                      ---------   --------------------------

Section 2.1  Modification of subsection 1.02(a) of the Lease
-----------  -----------------------------------------------

         Subsection 1.02(g) of the Lease is modified by deleting the subsection in its entirety and substituting the following for it:

                  "(g) "Commencement Date" means August 1, 1994 as to Units 101 and 102 and parking space Unit C-16. "Commencement Date" means the actual date of closing under Landlord's contract of sale for Unit 103."


Section 2.2  Modification of subsection 1.02(k) of the Lease
-----------  -----------------------------------------------

         Subsection 1.02(k) of the Lease is modified by deleting the subsection in its entirety and substituting the following for it:

                  "(k) "Expiration Date" means November 30, 2004. If the term of this Lease is extended, the date to which the term is extended shall be the Expiration Date. However, if this Lease is cancelled before the Expiration Date either as originally fixed or as extended, the Expiration Date shall be the effective date of the cancellation."

Section 2.3  Modification of subsection 1.02(n) of the Lease
-----------  -----------------------------------------------

         Subsection 1.02(n) of the Lease is modified by adding the following sentence to it:

                  "Tenant represents and warrants that it has inspected Unit 103 and is thoroughly acquainted with the condition of the Unit. The parties hereby agree that Landlord shall not be required to perform any work in order to prepare Unit 103 for Tenant's occupancy."

Section 2.4  Modification of Subsection 1.02(r) of the Lease
-----------  -----------------------------------------------

         Subsection 1.02(r) of the Lease is modified by deleting the first sentence of the subsection in its entirety and substituting the following for it:

                  "Premises" means Units 101 and 102 and parking space Unit C-16 of the Condominium together with the undivided interest in the condominium applicable to each such Unit until the closing of the sale of Unit 103 by Landlord. Thereafter, "Premises" shall mean Units 101, 102 and 103 and parking space Unit C-16 of the condominium together with the undivided interests in the condominium applicable to each such Unit."

Section 2.5  Modification of subsection 2.03(d) of the Lease
-----------  -----------------------------------------------

         Subsection 2.03(d) of the Lease is modified as follows:

         (a) By deleting part (i) in its entirety and substituting the following for it:

                           "(i) The annual rate of Basic Rent for the portion of
                  the Premises consisting of Units 101, 102 and parking space Unit C-16 shall be One Hundred Twenty ($120,000.00) Dollars per annum."

                  (b) By deleting the existing part (ii) and adding the following:

                           "(ii) The annual rate of Basic Rent for the portion
                  of the Premises consisting of Unit 103 shall be Thirty- six Thousand ($36,000.00) Dollars per annum."

                  (c) By deleting the existing part (iii).

Section 2.6  Modification of section 2.06 of the Lease
-----------  -----------------------------------------

         Section 2.06 of the Lease is modified by deleting the section in its entirety and substituting the following for it:

                           "Section 2.06  Additional Rent.

                           (a) In addition to Basic Rent and other charges
                  payable under this Lease, during the initial term of this Lease excluding all extensions and renewals, Tenant shall pay Additional Rent to Landlord at the annual rate of One Hundred Fifty Thousand ($150,000.00) Dollars.

                  (b) Additional Rent shall be paid by good check made to the order of Landlord or as Landlord may direct. Additional Rent payments shall be delivered by hand to Landlord or placed in the United states mail addressed to Landlord at the place where notices to Landlord are required to be directed or to such other place as Landlord amy designate by giving notice to Tenant. Additional Rent shall be paid without notice, demand, setoff, counterclaim, deduction or abatement.

                  (c) (i) Additional Rent shall be payable in equal monthly installments. Each installment of Additional Rent shall be due in advance. The first installment of Additional Rent shall be paid on the commencement Date and each subsequent installment of Additional Rent shall be paid in advance on the first day of each subsequent month during the term.

                           (ii) If the commencement Date is other than the first
day of a month or if the Expiration Date is other than the last day of a month, Additional Rent for the month in which the commencement Date occurs or the month in which the Expiration Date occurs shall be prorated equitably.

                  (d) Additional Rent shall be due and payable whether or not Landlord submits a bill for any amount due.

                  (e) Additional Rent shall be paid in lawful money of the United states which shall be legal tender for all debts at the time of payment.

                  (f) Any delay or failure of Landlord to bill for any item of Additional Rent, if a bill shall be required, shall not constitute a waiver of or in any way impair the continuing obligation to pay that item of Rent.


Section 2.7  Modification of section 2.07 of the Lease
-----------  -----------------------------------------

         Section 2.07 of the Lease is modified by deleting the section in its entirety and substituting the following for it:

                                    "Section 2.07  Option to Extend.
                                    -------------  -----------------

                  (a) provided that Tenant shall not be in default under this Lease, this Lease is in full force and effect and Tenant is in occupancy of the Premises, Tenant shall have the right to extend the term for two additional period of five (5) years each. Tenant may exercise each option by giving notice to Landlord at least nine (9) months prior to the then scheduled Expiration Date. The terms and conditions applicable to each extension period shall be the same terms and conditions in effect on the last day of the immediately proceeding portion of the term, except that the annual rate of Additional Rent payable during each extension period shall be calculated in accordance with subsections (b) and (c) of this section. Upon the expiration of the two additional periods of five (5) years, Tenant shall have no further option to extend the Term. Time shall be of the essence with respect to the notice periods provided for in this section.

                           (b) (i) The annual rate of "Rent" payable during the
                  first five (5) year extension period shall be the greater of
                  (x) the annual rate of Additional Rent in effect on the last day of the immediately preceding portion of the term; or (y) the "Fair Rental Value".

                           (ii) The annual rate of Rent during the second five
                  year extension period shall be the greater of (x) the annual rate of Rent on the last day of the immediately preceding portion of the term; or (y) the Fair Rental Value. The Fair Rental Value shall be determined in accordance with subsection
                  (c).

                           (c) If Tenant shall have exercised an option to
                  extend the Term in accordance with part (i) of subsection 2.07(b), on the sixtieth day prior to the end of the then current portion of the Term, if the parties are unable to agree upon a Fair Rental Value, Tenant shall select an independent real estate broker or appraiser and notify Landlord of Tenant's selection. Within ten days after receipt of Tenant's notice, Landlord shall select an independent broker or appraiser. Within ten days after the second broker or appraiser is selected, the two experts shall select a third real estate broker or appraiser (an "expert"). If they shall fail to do so, either Landlord or Tenant may apply to the American Arbitration Association for the appointment of a third expert. Within ten days after each is selected, the three experts shall determine the Fair Rental Value. The Fair Rental Value shall be ninety-five (95%) percent of the anticipated fair market rental value of the Premises as of the last day of the then current portion of the Term. The determination of a minority of the experts shall be binding upon both parties. Tenant and Landlord shall each bear one-half of the cost of the experts. If either party shall fail to select an expert when required to do so, the Fair Rental Value shall be determined by the expert selected by the other party.

                           (d) Rent during the extension periods shall be paid
                  in accordance with subsections 2.06(b) through 2.06(e) and the other provisions of the Lease."

Section 2.8    Modification of Section 3.03 of the Lease
-----------    -----------------------------------------

         Section 3.03 of the Lease is hereby deleted in its entirety.


Section 2.9    Modification of Section 4.05 of the Lease
-----------    -----------------------------------------

         Section 4.05 of the Lease is modified by adding the following subsection 4.05(c):

                  "(c) (i) Landlord hereby consents to the installation of medical equipment for the practice of radiation oncology in Unit 103 including the installation of a varian linear accelerator and the shielding related thereto (collectively the "103 Equipment").

                  (ii) Tenant understands and agrees that notwithstanding Landlord's consent set forth in part (i) of this subsection, if the installation of the 103 Equipment requires the condominium Board's consent, Tenant shall be responsible for obtaining said consent and submitting to the condominium Board in the form it may require any request required by the condominium Board or the condominium Plan to install the 103 Equipment. Tenant shall also be responsible for submission to the condominium Board of any plans, specifications or other documents or bonds required for their consent and the performance at Tenant's sole cost and expense of any work required by the condominium Board as a requirement of their consent to the installation of the 103 Equipment."

Section 2.10   Modification of section 4.10 of the Lease
------------   -----------------------------------------

         Section 4.10 of the Lease is hereby deleted in its entirety.

section 2.11   Modification of section 4.11 of the Lease
------------   -----------------------------------------

         Section 4.11 of the Lease is modified by adding the following as subsection 4.11(d):

                  "(d) Notwithstanding anything to the contrary, neither Landlord nor Landlord's individual partners shall be required to guaranty any lease of any 103 Equipment or to guaranty any other equipment lease entered into after the date of this Lease modification for equipment to be used in or installed at or which may relate to Units 101, 102 or 103."

Section 2.12   Modification of Section 4.12 of the Lease
------------   -----------------------------------------

         Section 4.12 of the Lease is hereby deleted in its entirety.

Section 2.13   Modification of Subsection 4.16(b) of the Lease
------------   -----------------------------------------------

         Subsection 4.16(b) of the Lease is modified by deleting the subsection in its entirety and substituting the following:

                  "(b) Upon the Expiration Date of this Lease, Tenant shall remove the Equipment and the 103 Equipment including any lead or other shielding from the Premises unless Landlord and Tenant agree in writing to the contrary. Tenant shall repair any damage to the Premises caused by the removal of the Equipment and/or the 103 Equipment."

Section 2.14   Modification of Section 5.02 of the Lease
------------   -----------------------------------------

         Section 5.02 of the Lease is modified by deleting the phrase "the first twelve (12) Lease Years" wherever same may appear and substituting for wherever same may appear the phrase "the initial term of this Lease".

Section 2.15   Modification of Section 5.05 of the Lease
------------   -----------------------------------------

         Section 5.05 of the Lease is hereby deleted in its entirety. In order to indicate Landlord's agreement to waive any interest in the collateral, Landlord shall deliver UCC-3's terminating its interest therein.

Section 2.16   Modification of Section 5.06 of the Lease
------------   -----------------------------------------

         Section 5.06 of the Lease is hereby deleted in its entirety.


                               Article 3  Estoppel
                               ---------  --------

Section 3.1  Landlord's Estoppel
-----------  -------------------

         Landlord hereby represents and warrants to Tenant as of the date hereof that the Lease is in full force and effect, that Tenant has paid all Rent and other charges due under the Lease through November 30, 1994, and that Tenant is not in default of any of the terms and provisions of the Lease or its obligations thereunder. Landlord has no knowledge of any event which with the passage of time or the giving of notice shall ripen into a default of Tenant's obligations under this Lease.

Section 3.2  Tenant's Estoppel
-----------  -----------------

         Tenant hereby represents and warrants to Landlord as of the date hereof that the Lease is in full force and effect and that Landlord is not in default of any of the terms and provisions of the Lease or its obligations thereunder. Tenant has no knowledge of any event which with the passage of time or the giving of notice shall ripen into a default of Landlord's obligations under this Lease.

                             Article 4 Miscellaneous
                             -----------------------


Section 4.1       Reaffirmation
-----------       -------------

         The terms of this agreement shall become effective on the date hereof. Except as modified by this agreement, the Lease shall remain in full force and effect.

Section 4.2       Successors and Assigns
-----------       ----------------------

         This agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

         To signify their agreement to the above, Landlord and Tenant have each caused this instrument to be executed and attested to by their duly authorized representatives.

                                       Landlord:

Witness:                               Riverhill Radiation Realty
                                       Associates



 /s/                                   By:/s/
-----------------------------             -------------------------------------
                                                             General Partner


                                       Tenant:

Attest:                                Arthur D. Brimberg, M.D., P.C.



                                       By:/s/Arthur D. Brimberg
-----------------------------             -------------------------------------
                                                Arthur D. Brimberg, President

                              CONSENT TO ASSIGNMENT

         The undersigned, Riverhill Radiation Realty Associates LLC as landlord in the Lease referred to in the foregoing Assignment of Lease, hereby consents to the Assignment of Lease and releases Riverhill Radiation oncology, P.C. immediately upon payment of the Working Capital Note referenced below from its obligations under the Lease which accrue on or after the effective time specified in Section 4.

         Assignee understands and agrees the Landlord's consent to this assignment shall not be deemed to be a waiver on the part of Landlord of any prohibition of any future transfer, assignment or subletting of the premises demised under the Lease except that there may be a sublease to Riverhill Radiation Oncology, P.C.

         In order to induce landlord to consent to the assignment Assignee hereby agrees that Landlord's consent is subject to and conditioned upon Assignee's agreement and consent to pay to Landlord within thirty (30) days of this Assignment and Consent Assignor's Working Capital Note in the unpaid principal amount of $143,900. Assignee further agrees that the payment of the working capital Note shall be deemed additional rent under the Lease and that the failure to pay the note shall be a default under the Lease, allowing the Landlord all of the remedies as Landlord under the Lease.

                                                Riverhill Radiation Realty
                                                Associates, LLC


                                                By:  /s/ Edward Kelly
                                                    ----------------------------
                                                Name:  Edward W. Kelly
                                                Title: Member


This instrument prepared by:
Susan Ballard Salyer
Taft, Stettinius & Hollister
1800 Star Bank Center
425 Walnut Street
Cincinnati, Ohio 45202-3957
(513) 381-2838

GUAR.HCP - 3/20/98

         GUARANTY DATED AS OF MARCH 20, 1998 FROM RADIATION THERAPY SERVICES, INC. TO RIVERHILL RADIATION REALTY ASSOCIATES LLC.

         Radiation Therapy Services, Inc. guarantees to and agrees with Riverhill Radiation Realty Associates LLC as follows:

SECTION 1    THE LEASE AND THE PARTIES.
---------    --------------------------

         (a) This Guaranty concerns the lease dated as of August 8, 1990 between Riverhill Radiation Realty Associates as landlord, and Arthur D. Brimberg M.D.P.C., as tenant. The lease was modified by modification agreements dated January 21, 1991 and August 1, 1994. The lease as modified is referred to as the "Lease". The Lease relates to Units 101, 102 103 and parking space C-16 (collectively the "Premises") in the building known as and located at 970 North Broadway, Yonkers, New York 10701. All terms defined in the Lease shall have the same meaning in this Guaranty.

         (b) Riverhill Radiation Realty Associates LLC is a New York limited liability company. It is the successor to Riverhill Radiation Realty Associates a New York partnership. It has an address at 970 North Broadway, Yonkers, New York 10701. It is referred to below as "Landlord".

         (c) On or about September 8, 1995 Arthur D. Brimberg M.D.P.C. amended its certificate of incorporation and changed its name to Riverhill Radiation Oncology P.C. Contemporaneously with the delivery of this guaranty, Riverhill Radiation Oncology P.C. assigned its interest under the Lease to New York Radiation Therapy Management Services, Inc. (the "Assignee"), subject to Landlord's consent. In order to induce Landlord to consent to the assignment, Assignee agreed to have the Lease guaranteed by its parent corporation.

         (d) Radiation Therapy Services, Inc. is a Florida corporation. It has an address at 1850 Boy Scout Drive, Suite A-101, Fort Myers, Florida 33907. It is referred to below as "Guarantor". Guarantor owns all of the stock of and is the parent of Assignee.

SECTION 2    THE GUARANTY.
---------    -------------

         (a) (i) Guarantor hereby irrevocably guarantees to Landlord the full performance of the Assignee's obligations as Tenant under the Lease (the "Guaranty") on and after the date of the assignment. Guarantor has guaranteed Assignee's obligations as Tenant under the Lease and agrees to its other obligations under this Guaranty in order to induce Landlord to consent to the assignment of the Lease.

                  (ii) Guarantor further guarantees the payment within thirty
(30) days of the date hereof of the Working capital note for $143,900 previously delivered to Landlord by assignor.

         (b) The obligations guaranteed by Guarantor include, but are not limited to, the payment of all Rent and all other sums payable under the Lease and the performance of all of the other obligations of the tenant under the Lease.

         (c) If Assignee fails to comply with any of its obligations under the Lease, Guarantor shall promptly perform the obligation.

SECTION 3    TERM OF THIS GUARANTY.
---------    ----------------------

         This Guaranty shall remain in effect until the later of the Expiration Date of the Lease as it may be extended or until Assignee has discharged all of its obligations under the Lease.

SECTION 4    WAIVER.
---------    -------

         Guarantor waives all notices or demands given or required to be given to tenant under the Lease. The waiver extends to any notice of default under the Lease and to any notice of modification, extension or indulgence granted to Assignee. Guarantor waives all right to trial by jury in any lawsuit, action or proceeding relating to the Lease.

SECTION 5    BINDING EFFECT OF THIS GUARANTY.
---------    -------------------------------

         (a) The Guaranty shall bind Guarantor and its successors and assigns.

         (b) The Guaranty shall inure to the benefit of Landlord and any successors and assigns of Landlord.

         (c) The liability of Guarantor is co-extensive with that of Assignee and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Landlord's part of any kind or nature whatsoever against Assignee and without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice or acceptance of this Guaranty or of any other notice or command to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives.

         (d) This Guaranty shall not be terminated, modified or impaired because of all or any of the following actions:

                  (1) any extension, modification, renewal or amendment of the Lease;

                  (2) any action Landlord may take or fail to take against Assignee; or any wavier or failure to enforce any of the rights or remedies available to Landlord or to which Landlord may be entitled under law or in equity;

                  (3) any assignment or other transfer by Landlord of Landlord's interest in the Premises; or assignment by Assignee of Assignee's leasehold estate in the Premises or any sublease of all or any portion of the Premises, including a sublease to Assignor, or any transfer of Assignee's stock including but not limited to any nonliability of Assignee under the Lease due to insolvency, discharge in bankruptcy, or any other defect or defense which now or may hereafter exist in favor of Assignee;

                  (4) any extension of time that may be granted to Assignee by Landlord;

                  (5) any consent, release, indulgence or other action, act or omission under or in respect to the Lease;

                  (6) any dealings or transactions or matter or thing occurring between Landlord and Assignee; or

                  (7) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding relating to Assignee, whether or not any notice thereof is given to Guarantor.

SECTION 6    ENFORCEMENT.
---------    ------------

         (a) At the sole option of Landlord, Guarantor may be joined in any lawsuit, action or proceeding in connection with the Lease. At the option of Landlord, Landlord may recover against Guarantor in any such lawsuit, action or proceeding even if Landlord does not pursue any remedy against Assignee or exhaust its remedies against Assignee.

         (b) Guarantor shall be conclusively bound by the judgment in any lawsuit, action or proceeding brought against Assignee relating to the Lease as if Guarantor were a party. Even if Guarantor is not joined in the lawsuit, action or proceeding as a party, Guarantor shall be bound regardless of the jurisdiction in which the lawsuit, action or proceeding is brought.

         (c) If this Guaranty shall be held to be ineffective or unenforceable, Guarantor shall be deemed to be a party under the Lease with the same force and effect as if Guarantor had executed the Lease as tenant or was named as a joint party with Assignee under the Lease and at Landlord's request, Guarantor shall enter into a new lease with Landlord, the provisions of which new lease shall contain all of the provisions of the Lease except that the term thereof shall be the balance of the term of the Lease.

         (d) If Landlord shall be obligated by any bankruptcy or other law to repay to Assignee, to Guarantor, or to any trustee, receiver or other representative, or either of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of such repayments. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith believes that such obligation exists.

SECTION 7    ASSIGNEE'S REPRESENTATIONS
---------    --------------------------

         To induce Landlord to accept this Guaranty, Assignee represents and warrants as follows:

         (a) Assignee has the full right and authority to execute this Guaranty and perform all of its obligations under this Guaranty without the approval or joinder of any other party.

         (b) The execution of this Guaranty and the performance of the obligations contemplated by this Guaranty by Guarantor shall not cause a breach or constitute a violation of any other agreement or instrument to which Guarantor is bound or is a party.

         (c) No certificate, consent or approval of any person, firm, entity or governmental agency or authority is required before Guarantor may execute, deliver or perform its obligations under this Guaranty.

SECTION 8    APPLICABLE LAW; JURISDICTION AND VENUE
---------    --------------------------------------

         (a) This Guaranty shall be governed by New York law.

         (b) Guarantor agrees to submit to personal jurisdiction in the State of New York in any lawsuit, action or proceeding arising from this Guaranty. Venue shall be in Westchester County.

         (C) GUARANTOR CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL AT GUARANTOR'S ADDRESS AND IN ACCORDANCE WITH THE PROVISIONS HEREOF OR IN ANY OTHER MANNER PROVIDED BY LAW. GUARANTOR AGREES THAT SERVICE IN THE FOREGOING MANNER SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICES OF PROCESS UPON GUARANTOR, OR THE APPLICABLE AFFILIATE OF GUARANTOR, AND BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE OF PROCESS UPON, AND PERSONAL DELIVERY TO, GUARANTOR. GUARANTOR AGREES THAT GUARANTOR'S SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF LANDLORD.



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


         In order to signify its agreement to the foregoing, Guarantor has executed, delivered this Guaranty as of the date set forth on page one hereof.

Attest:                                      Radiation Therapy Services Inc.

                                             By:
 /s/                                            /s/ David Schiering
------------------------------                  --------------------------------


STATE OF FLORIDA            )
                            ) SS.:
COUNTY OF LEE               )


         On this 31st day of March, 1998 before me personally came G. DAVID SCHIERING to me known, who being by me duly sworn, did depose and say that he resides at 4809 GRIFFIN BLVD. FT. MEYERS;
that he is the C.O.O. of Radiation Therapy Services, Inc. the corporation described in and which executed the above instrument;
and that he signed his name thereto by order of the board of directors of said corporation.


                                                /s/ Margarita Suarez
                                                --------------------------------









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